Exhibit 23.2
                           Consent of BDO Seidman, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2003, relating to the consolidated financial statements of Relm Wireless Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



Miami, Florida
October 17, 2003

/s/ BDO Seidman, LLP